                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                   __________

                                   FORM 8-A/A
                                (Amendment No. 1)


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                           AAMES FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)


                 DELAWARE                                       95-4340340
 (State of incorporation or organization)                      (IRS Employer
                                                            Identification No.)

    350 SOUTH GRAND AVENUE, 52ND FLOOR                             90071
          LOS ANGELES, CALIFORNIA                               (ZIP Code)
 (Address of principal executive offices)

If this Form relates to the registration            If this Form relates to the registration of a class
of a class of debt securities and is                of debt securities and is to become effective
effective upon filing pursuant to General           simultaneously with the effectiveness of a
Instruction A(c)(1) please check the                concurrent registration statement under the
following box [ ]                                   Securities Act of 1933 pursuant to General
                                                    Instruction A(c)(2) please check the following
                                                    box [ ]

        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:


               Title of each class              Name of each exchange on which
               to be so registered              each class is to be registered
               -------------------              ------------------------------

        Preferred Stock Purchase Rights                    None


        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                                      None


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Item 1.      Description of Securities to be Registered.

             On June 21, 1996, the Board of Directors of Aames Financial Corporation, a Delaware corporation (the "Company") declared a dividend of one preferred stock purchase right (a "Right") for each issued and outstanding share of common stock, par value $0.001 per share (the "Common Stock") of the Company. The dividend was paid to stockholders of record on July 12, 1996.

             All Rights are issued pursuant to, and are subject to the terms and conditions of, the Rights Agreement dated as of June 21, 1996 (the "Rights Agreement") between the Company and its Right Agent (currently, ChaseMellon Shareholder Services LLC, as successor to Wells Fargo Bank). The Rights Agreement was filed as Exhibit 3 to the Company's Registration Statement on Form 8-A dated June 21, 1996. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Rights Agreement.

             On April 27, 1998, the Company and the Rights Agent amended the Rights Agreement to provide that each of Thirty-Five East Investments LLC and Turtle Creek Revocable Trust (and their Affiliates and Associates) is an Exempt Person so long as it owns at least 50% of the shares of Common Stock purchased by it pursuant to those certain Stock Purchase Agreements, dated as of March 19, 1998, between the Company and each such entity. A copy of the Amendment is attached hereto as Exhibit 6. The Stock Purchase Agreements, Warrant Agreements and Registration Rights Agreements, each dated as of March 19, 1998, between the Company and each such entity were filed as exhibits to the Company's Current Report on Form 8-K dated April 27, 1998 and are hereby incorporated by reference.

Item 2.      Exhibits.

             1. Form of Rights Certificate (Exhibit B to the Rights Agreement filed as Exhibit 3 hereto).*

             2. Certificate of Designation of Rights, Preferences and Privileges of Preferred Stock (Exhibit A to the Rights Agreement filed as Exhibit 3 hereto).*

             3. Form of Rights Agreement, dated as of June 21, 1996 between the Company and Wells Fargo Bank as Right Agent.*

             4. Summary of Share Purchase Rights (Exhibit C to the Rights Agreement filed as Exhibit 3 hereto).*

             5.   Legal Opinion of Troop Meisinger Steuber & Pasich, LLP.*



                                      -2-
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             6.   Amendment to Rights Agreement, dated as of April 27, 1998, between the Company and the Rights Agent.


------------------------
*   Previously filed.


                                      -3-
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                                    SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                                   AAMES FINANCIAL CORPORATION
                                                           (Registrant)


Dated:  April 27, 1998                          By:    /s/ BARBARA S. POLSKY
                                                       -------------------------
                                                Name:  Barbara S. Polsky
                                                Title: Executive Vice President,
                                                       General Counsel and
                                                       Secretary

                                      -4-
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                                  EXHIBIT INDEX



Exhibit

     1. Form of Rights Certificate (Exhibit B to the Rights Agreement filed as Exhibit 3 hereto).*

     2. Certificate of Designation of Rights, Preferences and Privileges of Preferred Stock (Exhibit A to the Rights Agreement filed as
               Exhibit 3 hereto).*

     3. Form of Rights Agreement, dated as of June 21, 1996 between the Company and Wells Fargo Bank as Right Agent.*

     4. Summary of Share Purchase Rights (Exhibit C to the Rights Agreement filed as Exhibit 3 hereto)*

     5.        Legal Opinion of Troop Meisinger Steuber & Pasich, LLP.*

     6. Amendment to Rights Agreement, dated as of April 27, 1998, between the Company and the Rights Agent.

------------------------
*   Previously filed.